The CIT Group/Business Credit
   3rd Floor

   300 South Grand Avenue
   Los Angeles  CA 90071
   Tel:  213-613-2575
   Fax:  213-613-2588


                                             August 2, 1995


Maxtor Corporation
211 River Oaks Parkway
San Jose  CA 95134


Ladies and Gentlemen:


We refer to the Financing Agreement by and among The CIT Group/Business Credit, Inc., as Agent and Lender, Finova Capital Corporation, formerly TriCon Capital Corporation, as Lender, and Maxtor Corporation, as Borrower, dated September 16, 1993, as amended from time to time (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

You have advised us that as of July 1, 1995, Maxtor Corporation was not in compliance with a) the Capital Expenditure covenant for the two fiscal quarters ended July 1, 1995 as provided in Section 6.11 of the Agreement, and b) the Operating Profit covenant for the one quarter ended July 1, 1995 as provided in Section 6.16 of the Agreement.

We hereby confirm to you that (i) we hereby waive these violations of the Agreement for the period(s) ending on the specified date, and (ii) such violations shall not constitute Defaults or Events of Default under the Agreement.

Additionally, and pursuant to mutual understanding, the Agreement shall be, and hereby is amended, effective July 1, 1995, by deleting Section 3, Paragraph 1 thereof in its entirety and substituting the following in lieu thereof:

     "1. The Lenders agree, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to the Lenders' right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to: x) if the Company has reported an Operating Profit for the most recently ended fiscal quarter of greater than zero: a) eighty-five percent (85%) of the outstanding Eligible Domestic Accounts Receivable of the Company, and b) forty-five percent (45%) of the outstanding Eligible Foreign Accounts Receivable of the Company, or y) if the Company has reported an Operating Profit for the most recently ended fiscal quarter of zero or less: a) seventy-five percent (75%) of the outstanding Eligible Domestic Accounts Receivable of the Company, and b) twenty-five percent (25%) of the outstanding Eligible Foreign Accounts Receivable of the Company. Any applicable increase or decrease in advance rates as set forth above will occur upon Agent's receipt and review of the Company's Form 10Q for the most recently ended quarter which has been filed with the Securities and Exchange Commission ("SEC") (or Form 10K if after fiscal year-end). Notwithstanding the above, and in the event that within 45 days after the Company's most recently ended fiscal quarter, x) the Company has not filed their Form 10Q or Form 10K with the SEC, or y) the Agent has not received a copy of such Form 10Q or Form 10K, and until the Company files such Form 10Q or 10K with and provides a copy to the Agent for their review, loans and advances under the Line of Credit will be in amounts up to: a) seventy-five percent (75%) of the outstanding Eligible Domestic Accounts Receivable of the Company, and b) twenty-five percent (25%) of the outstanding Eligible Foreign Accounts Receivable of the Company.

     All requests for loans and advances must be received by an officer of the Agent no later than 2:00 p.m., New York time, of the day on which such loans and advances are required. Should the Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent or the Lenders deems necessary. On the second Anniversary Date and each Anniversary Date thereafter and on thirty (30) days prior written notice to the Agent and the Lenders, the Company may reduce the Line of Credit, provided, however, that
     x) each reduction in the Line of Credit shall constitute a permanent reduction in the Line of Credit, y) the Company shall immediately repay to the Agent the amount by which the Obligations exceed the maximum amount thereof computed pursuant to the definition of Availability, and z) each reduction must be for at least $1,000,000.00 or whole multiples thereof."

In consideration of our execution and delivery of this waiver and amendment letter, and to compensate us for processing you request for such waivers, you have agreed to pay the Agent, for the ratable benefit of the Lenders, an Accommodation Fee of $150,000.00, which will be due and payable upon the date hereof. Payment shall be by means of a charge to your loan account with us.

Except as otherwise herein specifically provided, no other charge, amendment, or modification in or to any of the other terms or provisions of the Agreement is hereby intended or implied. This letter shall not constitute a waiver of any other existing Defaults or Events of Default under the Agreement )whether of not we have knowledge thereof) and shall not constitute a waiver of any future Defaults or Events of Default whatsoever. If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy of this letter.



                            Very truly yours,

                            THE CIT GROUP/BUSINESS CREDIT, INC.
                            (as AGENT and LENDER)

                            By:  /s/  Bonnie Schain
                            ----------------------------------
                            Title:  Assistant Vice President



                            FINOVA CAPITAL CORPORATION, formerly
                            Tricon Capital Corporation
                            (as Lender)

                            By:  /s/  Jeff Wise
                            ---------------------------
                            Title:  Vice President



Read and Agreed to:
Maxtor Corporation:

By:  /s/  Melonie C. Brophy   8/2/95
------------------------------------
Title:  VP Finance & Treasurer